SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 26, 2010

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Convergys Corporation

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Convergys Corporation (the “Company”) 2010 Annual Meeting of Shareholders held on April 20, 2010, Proposals 1, 2, and 3 were approved. The proposals below are described in detail in the Company’s definitive proxy statement dated March 11, 2010 for the Annual Meeting. In order to carry on the business of the Annual Meeting, there must be a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. For Proposal 1, only “FOR” and “WITHHOLD” votes were counted for purposes of determining the votes received in connection with this proposal, therefore, broker non-votes had no effect on the proposal. For Proposal 2, only “FOR” and “AGAINST” were counted for purposes of determining the votes received, and therefore abstentions had no effect on the proposal. For Proposal 3, the proposal must be approved by the affirmative vote of at least two-thirds of the holders of the shares outstanding of the Company, and also by the affirmative vote of the holders of at least a majority of “disinterested shares” voting on the proposal. Disinterested shares means voting shares beneficially owned by any person not an interested shareholder or an affiliate or associate of an interested shareholder. Abstentions and broker non-votes have the same effect as votes against this proposal for determining whether the required voting power of the Company has approved the proposal. Abstentions and broker non-votes, however, are not “voted” and therefore are not considered in determining whether a majority of disinterested shares voting on the proposal has approved the amendment to the proposal.

The results are as follows:

Proposal 1

The individuals listed below received the highest number of affirmative votes of the outstanding shares of the Company’s common stock present or represented by proxy and voting at the Annual Meeting, in each case constituting a majority of the total outstanding shares, and were elected at the Annual Meeting to serve a three year term on the Board.

Nominee	FOR	WITHHOLD	NONVOTES	% of Outstanding Shares Voted
Zoë Baird	98,803,672	2,600,316	10,576,836	97%
Richard R. Devenuti	99,218,176	2,185,812	10,576,836	97%
Thomas L. Monahan III	96,336,110	5,067,878	10,576,836	95%
Philip A. Odeen	98,603,573	2,800,415	10,576,836	97%
Richard F. Wallman	98,791,033	2,021,175	10,576,836	97%

Proposal 2

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010, as described in the proxy materials. This proposal was approved with approximately 98.1% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 1.9% of the shares voting against the proposal.

For	Against	Abstain
109,812,895	2,021,175	146,754

Proposal 3

The Board of Directors’ proposed an Amendment of the Company’s Amended Articles of Incorporation to phase-in declassification of the Board of Directors. This proposal was approved with approximately 98.9% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 1.1% of the shares voting against the proposal.

For	Against	Abstain
110,789,033	947,238	244,553

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Karen R. Bowman
Karen R. Bowman
Senior Vice President, General Counsel and Corporate Secretary

Date: April 26, 2010